Exhibit 10.1

EXECUTION COPY

CONSENT AND WAIVER AGREEMENT AND
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of November 12, 2014 among ARC PROPERTIES OPERATING PARTNERSHIP, L.P. (the “Borrower”), AMERICAN REALTY CAPITAL PROPERTIES, INC. (the “Parent”), the “Lenders” (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent and the financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Parent have informed the Lenders that as a result of events more particularly described in the Parent’s Current Report on Form 8-K filed with the SEC on October 29, 2014 (without modification or supplement, the “Initial 8-K”), the Audit Committee of the Parent’s Board of Directors (the “Audit Committee”) has concluded that (a) the previously issued audited consolidated financial statements and other financial information contained in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Audited Report”), (b) the previously issued unaudited financial statements and other financial information contained in the Parent’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 (the “1Q14 Unaudited Report”) and June 30, 2014 (the “2Q14 Unaudited Report”), and (c) the Company’s earnings releases and other financial communications for these periods (collectively with the 2013 Audited Report, the 1Q14 Unaudited Report and the 2Q14 Unaudited Report, the “Prior Financial Information”), should no longer be relied upon;

WHEREAS, the Borrower and the Parent have informed the Lenders that the Audit Committee and the Audit Committee’s independent advisors are working to determine the adjustments required to be made to the Prior Financial Information and, upon completion of such process, will restate the Prior Financial Information (collectively, the “Replacement Financial Information”) and amend the Parent’s prior periodic filings with the SEC to the extent required;

WHEREAS, pursuant to Section 8.7 of the Credit Agreement, the Borrower and the Parent are required to keep proper books of record and account in which entries that are, in all material respects, full, true and correct shall be made of all financial dealings and transactions in relation to its business and assets;

WHEREAS, a Default or Event of Default may exist or arise under Section 11.1(b) of the Credit Agreement as a result of the potential failure by the Parent and the Borrower to keep entries that are, in all material respects, full, true and correct as required by Section 8.7 in connection with the Prior Financial Information (the “Books and Records Potential Default”);

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, unaudited consolidated financial statements of the Parent must be certified by a Responsible Officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to the absence of footnotes and normal year-end audit adjustments), and accompanied by a Compliance Certificate delivered pursuant to Section 9.3 of the Credit Agreement;

WHEREAS, a Default or Event of Default may exist or arise under Section 11.1(b) of the Credit Agreement in respect of Sections 9.1 and 9.3 of the Credit Agreement for the fiscal quarter ended June 30, 2014 due to the fact that the 2Q14 Unaudited Report should no longer be relied upon (the “2Q14 Unaudited Report Potential Default”);

WHEREAS, the Parent and the Borrower have made, or have been deemed to make, from time to time the representations and warranties set forth Sections 7.1(k) and (t) of the Credit Agreement with respect to the accuracy of all or a portion of the Prior Financial Information as and when required by the Loan Documents (collectively, the “Financial Information Representations”), including pursuant to (i) Section 6.1 in connection with the initial Credit Event, (ii) Section 6.2 in connection with additional Credit Events, (iii) Sections 2.10 and 2.11 in connection with the conversion and continuation of Loans, (iv) Section 2.17 in connection with an increase of the Dollar Tranche Revolving Commitments and (v) the delivery of each Compliance Certificate (any date on which representations and warranties are made or deemed made, a “Representation Date”);

WHEREAS, a Default or Event of Default may exist or arise under Section 11.1(c) of the Credit Agreement as a result of the potential for any written Financial Information Representations to have been incorrect or misleading in any material respect when made or deemed made on one or more Representation Dates (the “Financial Information Representations Potential Defaults”, and together with the Books and Records Potential Default and the 2Q14 Unaudited Report Potential Default, the “Specified Potential Defaults”);

WHEREAS, additional related Defaults or Events of Default may exist or arise (i) under Section 11.1(c) of the Credit Agreement in the event that any representation or warranty made or deemed made as to the absence of a Default or Event of Default under the Loan Documents was incorrect in any material respect on any Representation Date, in any such case solely as a result of the existence of the Specified Potential Defaults on such Representation Date; (ii) under Section 11.1(b)(i) of the Credit Agreement due to the failure to notify the Administrative Agent of any of Specified Potential Default as required by Section 9.4(h) of the Credit Agreement; or (iii) under Section 11.1(b) of the Credit Agreement due to the taking of any action conditioned upon the absence of a Default or Event of Default solely due to the presence of a Specified Potential Default at such time (collectively, the “Related Potential Defaults”);

WHEREAS, Section 9.1 of the Credit Agreement requires that the Loan Parties provide to the Administrative Agent certain unaudited consolidated financial statements as described therein for the fiscal quarter ended September 30, 2014 (the “3Q14 Unaudited Reports”), together with a Compliance Certificate, within five (5) days after the 3Q14 Unaudited Reports are required to be filed with the SEC (but no later than forty-five (45) days after such quarter end);

WHEREAS, the Borrower and the Parent have requested that the Lenders consent to a one-time extension (the “Specified Extension”) of the period set forth in Section 9.1 of the Credit Agreement for delivery of the 3Q14 Unaudited Reports and the related Compliance Certificate to the earlier of (i) within five (5) days following the date the Parent files its Form 10-Q with the SEC for the fiscal quarter period ended September 30, 2014 and (ii) January 5, 2015 (the “3Q14 Unaudited Report Due Date”);

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WHEREAS, the Borrower and the Parent have requested the Lenders to waive any and all Specified Potential Defaults and Related Potential Defaults and to consent to the Specified Extension; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Waiver.

(a)          Waiver of Specified Potential Defaults and Related Potential Defaults. Subject to the occurrence of the Effective Date, the Requisite Lenders and the Requisite Revolving Lenders (in connection with the waiver of any conditions precedent set forth in Section 6.2 of the Credit Agreement) waive, solely in respect of the matters expressly set forth in the Initial 8-K, (x) any and all Specified Potential Defaults and Related Potential Defaults to the extent now existing or hereafter arising and (y) any requirement that Borrower make any representations and warranties after the date hereof as to any Prior Financial Information; provided, that the waiver and agreements set forth in this paragraph (a) shall terminate on January 5, 2015 unless on or prior to such date the Parent shall have delivered to the Administrative Agent the following (collectively, the “Financial Information Deliverables”):

(i)          the Replacement Financial Information in respect of the 1Q14 Unaudited Reports and the 2Q14 Unaudited Reports, which Replacement Financial Information shall be certified by a Responsible Officer of the Parent to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as of the date thereof and the results of operations for such period (subject to the absence of footnotes and normal year-end audit adjustments);

(ii)         replacement Compliance Certificates delivered for the fiscal quarters ended March 31, 2014 and June 30, 2014 that demonstrate that the Borrower and the Parent were in compliance with each of the covenants set forth in Section 10.1 of the Credit Agreement in effect on each such date as of each such date and certifies that as of each such date there were no Defaults or Events of Default (other than the Specified Potential Defaults or Related Potential Defaults); and

(iii)        a certificate of a Responsible Officer of the Parent verifying (x) completion of Grant Thornton LLP’s pending procedural audit relating to the 2013 Audited Reports, and confirmation that no material adjustments are required to be made to the 2013 Audited Reports as a result of the Specified Potential Defaults or the events giving rise thereto and that the opinion of Grant Thornton LLP originally issued in connection therewith is still valid and can be relied upon, (y) completion of Ernst & Young’s pending forensic audit relating to the Prior Financial Information and (z) that no Default or Event of Default has occurred and is continuing as of the date of such certificate (other than the Specified Potential Defaults or Related Potential Defaults).

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(b)          Reservation of Rights. Except for the specific waivers and agreements set forth in paragraph (a) above, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under Applicable Law or (ii) the Loan Parties’ obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived. The specific waivers and agreements set forth herein are effective only with respect to the Specified Potential Defaults and Related Potential Defaults now or hereafter existing solely in respect of the matters expressly set forth in the Initial 8-K and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising.

2.          Consent.

(a)          Subject to the occurrence of the Effective Date, the Requisite Lenders hereby consent to the Specified Extension for delivery of the 3Q14 Unaudited Reports and the related Compliance Certificate, and no Default or Event of Default shall arise under the Loan Documents with respect to such delayed delivery so long as such 3Q14 Unaudited Reports and Compliance Certificate are delivered by the 3Q14 Unaudited Report Due Date in conformity with the terms of Sections 9.1 and 9.3 of the Credit Agreement. The failure to deliver the 3Q14 Unaudited Reports and the related Compliance Certificate in conformity with the terms of Sections 9.1 and 9.3 of the Credit Agreement by the 3Q14 Unaudited Report Due Date shall constitute an immediate Event of Default under the Credit Agreement.

(b)          The consent set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to the modification of any other terms of the Credit Agreement or of the other Loan Documents, except as required to implement the consent set forth in this Section 2.

3.          Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is amended as follows:

(a)          Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Material Acquisition” now appearing therein.

(b)          Section 10.1(b) of the Credit Agreement is hereby amended to delete the following phrase from the first sentence thereof: “; provided that if any Material Acquisition shall occur and both the Total Indebtedness to Total Asset Value and the Unsecured Indebtedness to Unencumbered Asset Value shall have been less than 0.60 to 1.00 for at least one full fiscal quarter immediately preceding the proposed Leverage Ratio Covenant Holiday, then both the maximum Total Indebtedness to Total Asset Value covenant level and the maximum Unsecured Indebtedness to Unencumbered Asset Value covenant level may be increased to 0.65 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and the two (2) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition shall occur (any such increase a “Leverage Ratio Covenant Holiday”)”.

(c)          Section 10.1(e) of the Credit Agreement is hereby amended to delete the following phrase from the first sentence thereof: “; provided that the maximum Unsecured Indebtedness to Unencumbered Asset Value covenant level shall be increased to 0.65 to 1.00 for each fiscal quarter for which a Leverage Ratio Covenant Holiday applies”.

(d)          Section 10.1 of the Credit Agreement is hereby amended to insert the following new clauses (g) and (h) at the end thereof:

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“(g)          Minimum Unencumbered Asset Value. The Parent and the Borrower shall not permit the Unencumbered Asset Value to be less than $10,500,000,000 at any time.

(h)          Maximum Unrestricted Cash from Loans. The Parent and the Borrower shall not permit aggregate unrestricted cash and Cash Equivalents (calculated on a consolidated basis for the Parent and its Subsidiaries) constituting proceeds of Loans to exceed $125,000,000 at any time.”

4.          Reduction of Dollar Tranche Revolving Commitments. Effective as of the Effective Date and pursuant to Section 2.13 of the Credit Agreement, the Borrower hereby reduces the Dollar Tranche Revolving Commitments in an aggregate amount equal to $650,000,000, such that after giving effect to such reduction on the Effective Date the aggregate Dollar Tranche Revolving Commitments shall be $2,550,000,000. For the avoidance of doubt, the reduction of the aggregate Dollar Tranche Revolving Commitments described in this Section 4 shall be made ratably among the Dollar Tranche Revolving Lenders in accordance with their respective Dollar Tranche Revolving Commitments. This paragraph shall constitute a Commitment Reduction Notice (as defined in Section 2.13 of the Credit Agreement) with respect to the foregoing. The Borrower shall pay to the Administrative Agent, for the account of the applicable Revolving Lenders, facility fees with respect to the Lenders’ Dollar Tranche Revolving Commitments reduced pursuant to this Section 4 to the extent accrued and unpaid as of the Effective Date. The Administrative Agent and each of the Lenders party hereto hereby waive any notice required pursuant to Section 2.13 of the Credit Agreement.

5.          Maximum Outstandings. As a condition to the accommodations to the Loan Parties described in Sections 1, 2 and 3, notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, at all times during the period commencing on the date hereof and ending on the date on which all of the Financial Information Deliverables and the 3Q14 Unaudited Reports and related Compliance Certificate have been delivered to the Administrative Agent as required hereby (unless a Default or Event of Default has occurred and is continuing as of such delivery date, in which case such period shall continue) (such period, the “Outstandings Limitation Period”), as of any date of determination, the sum of (a) the aggregate principal amount of all outstanding Dollar Tranche Revolving Loans, Swingline Loans, Bid Rate Loans and Letter of Credit Liabilities (“Dollar Revolving Outstandings”), plus (b) the aggregate principal Dollar Amount of all outstanding Multicurrency Tranche Revolving Loans (“Multicurrency Revolving Outstandings”), plus (c) the aggregate amount of the Term Loans (the Term Loans, together with the Dollar Revolving Outstandings and Multicurrency Revolving Outstandings, collectively, the “Aggregate Outstandings”), shall not exceed $3,600,000,000 (the “Maximum Outstanding Amount”). If on any date and for any reason the Aggregate Outstandings exceed the Maximum Outstanding Amount, the Borrower shall immediately pay to the Administrative Agent, for the benefit of the Lenders, the amount of such excess to be applied as a prepayment of Aggregate Outstandings in accordance with Section 2.9(b)(iv) of the Credit Agreement (with such prepayment allocated to Dollar Revolving Outstandings and Multicurrency Revolving Outstandings on a pro rata basis or, to the extent there are no Dollar Revolving Outstandings or Multicurrency Revolving Outstandings, to the Term Loans). The failure to satisfy any of the requirements of this Section 5 shall constitute an immediate Event of Default under the Credit Agreement unless such requirements or Event of Default have been amended, consented to or waived by the Requisite Lenders.

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6.          Cash Flow Projections: Use of Proceeds During Outstandings Limitation Period. During the Outstandings Limitation Period the Parent shall promptly, and in any event within five (5) Business Days, following the Administrative Agent’s request therefor, deliver updates to “11/7/2014 – 1/9/2015 Cash Forecast” provided to the Administrative Agent and the Lenders on November 10, 2014 (the “Initial Cash Flow Projections”), prepared on a basis consistent with the Initial Cash Flow Projections. Notwithstanding anything to the contrary in Section 8.8 of the Credit Agreement, during the Outstandings Limitation Period, the Borrower will use proceeds of Loans and Letters of Credit only (x) as reflected in the Initial Cash Flow Projections (without giving effect to any updates thereto) and (y) for additional general working capital needs of the Parent and its Subsidiaries and other general corporate purposes of the Parent and its Subsidiaries (other than Restricted Payments) in an aggregate amount not to exceed $100,000,000 under this clause (y), which needs and purposes are specified in writing, all in reasonable detail to the Administrative Agent, in the related Notice of Borrowing, Notice of Swingline Borrowing, or notice under Section 2.4(c) of the Credit Agreement in respect of any extension of credit under the Credit Agreement. The failure to satisfy the requirements of this Section 6 shall constitute an immediate Event of Default under the Credit Agreement unless such requirements or Event of Default have been amended, consented to or waived by the Requisite Lenders.

7.          Conditions Precedent. This Agreement shall become effective as of the date when each of the following conditions precedent has been satisfied (the “Effective Date”):

(a)          The Administrative Agent shall have received counterparts of this Agreement duly executed by each Loan Party.

(b)          The Administrative Agent shall have received duly executed consents to this Agreement from the Requisite Lenders and the Requisite Revolving Lenders.

(c)          The Administrative Agent shall have received any and all fees due and payable to the Administrative Agent and the Lenders in connection with this Agreement.

(d)          The Administrative Agent shall have been reimbursed for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other transactions contemplated herein including, without limitation, the reasonable and documented legal fees and out-of-pocket expenses of Sidley Austin LLP, counsel to the Administrative Agent.

8.          Reference to and Effect on the Credit Agreement.

(a)          Upon the effectiveness hereof, each reference in the Credit Agreement and the other Loan Documents to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Agreement is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b)          Except as specifically waived or consented to or amended above, the Credit Agreement and all other Loan Documents, and all of the Loan Parties’ respective obligations thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)          Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

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9.          Miscellaneous.

(a)          Representations and Warranties. Each Loan Party represents and warrants to the Lenders that, after giving effect to this Agreement (including, without limitation, the waivers set forth herein as to any and all Specified Potential Defaults and Related Potential Defaults):

(i)          Each Loan Party has the right and power, and has taken all necessary corporate, limited liability company or partnership action required to authorize it, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Credit Agreement as modified hereby. This Agreement has been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(ii)         The execution and delivery of this Agreement and performance of this Agreement and the Credit Agreement as modified hereby do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to such Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Loan Party, or any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(iii)        The representations and warranties of the Loan Parties set forth in Article VII of the Credit Agreement are true and correct in all material respects as of the date hereof except, in each case, for those that specifically relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date); provided that no representations and warranties are made herein as to any Prior Financial Information.

(iv)        No event has occurred and is continuing that constitutes a Default or an Event of Default.

(b)          Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

(c)          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(d)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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(e)          Section References. Unless otherwise provided herein, references herein to “Sections” are references to Sections of the Credit Agreement.

(f)          Release of Claims. Each of the Loan Parties separately releases, discharges, and agrees to hold harmless the Administrative Agent and the Lenders and their representatives, agents, employees, attorneys, directors, officers, parents, affiliates, assigns, insurers, subsidiaries, and their successors and assigns (collectively, the “Released Parties”) from any and all claims, defenses, affirmative defenses, setoffs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity, whether known or unknown (collectively, the “Claims”) which any Loan Party ever had, now has, or may hereafter have against or related to the Released Parties through the date of this Agreement, including, but not limited to, Claims relating to or arising out of the Loan Documents or the transactions described therein, the Obligations, the Administrative Agent’s administration of the Loan Documents, or the banking relationship of such Loan Party with any Lender.

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The parties hereto have duly executed this Agreement as of the date first above written.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P., as the Borrower

By: AMERICAN REALTY CAPITAL PROPERTIES, INC.,
its sole general partner

By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer

AMERICAN REALTY CAPITAL PROPERTIES, INC., as the Parent

By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swingline Lender, as Issuing Bank and as a Lender

By:	/s/ D.Bryan Gregory
	Name:	D.Bryan Gregory
	Title:	Director

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael E. Hussey
	Name:	Michael E. Hussey
	Title:	Senior Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Rita Lai
	Name:	Rita Lai
	Title:	Authorized Signer

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Authorized Signatory

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Barclays Bank PLC, as a Lender

By:	/s/ Christine Aharonian
	Name:	Christine Aharonian
	Title:	Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

CONSENT AND WAIVER AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT ARC PROPOERTIES OPERATING PARTNERSHIP, L.P., DEUTSCHE BANK AG, NY, as a Lender

By:	/s/ Joanna Soliman
	Name:	Joanna Soliman
	Title:	Vice President

By:	/s/ J.T. Johnston Coe
	Name:	J.T. Johnston Coe
	Title:	Managing Director

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

SUNTRUST BANKS, INC., as a Lender

By:	/s/ Ryan Almond
	Name:	Ryan Almond
	Title:	Vice President

 Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Gregory A. Conner
	Name:	Gregory A. Conner
	Title:	Vice President

 Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Goldman Sachs Bank USA, as a Lender

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

TD Bank, N.A., as a Lender

By:	/a/ Aaron C. Miller
	Name:	Aaron C. Miller
	Title:	VP

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Fifth Third Bank, an Ohio Banking Corporation, as a Lender

By:	/s/ Casey Gehrig
	Name:	Casey Gehrig
	Title:	Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Charles Weddell
	Name:	Charles Weddell
	Title:	Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frederick H. Denecke
	Name:	Frederick H. Denecke
	Title:	Senior Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ T. Barrett Vawter
	Name:	T. Barrett Vawter
	Title:	Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

First Tennessee Bank N.A., as a Lender

By:	/s/ J. Patrick Daugherty
	Name:	J. Patrick Daugherty
	Title:	Authorized Officer

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

MidFirst Bank, as a Lender

By:	/s/ Darrin Rigler
	Name:	Darrin Rigler
	Title:	First Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Citizens Bank, N.A., as a Lender

By:	/s/ Donald Woods
	Name:	Donald Woods
	Title:	Senior Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Christopher Winthrop
	Name:	Christopher Winthrop
	Title:	Authorized Signatory

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

Bank Hapoalim B.M., as a Lender

By:	/s/ Helen H. Gateson
	Name:	Helen H. Gateson
	Title:	Vice President

By:	/s/ Maxine Levy
	Name:	Maxine Levy
	Title:	First Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement

TriState Capital Bank, as a Lender

By:	/s/ Ellen Frank
	Name:	Ellen Frank
	Title:	Senior Vice President

Signature Page to Consent and Waiver Agreement and First Amendment to Credit Agreement